Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-207397) pertaining to the Red Rock Resorts, Inc. 2016 Equity Incentive Plan of our report dated March 10, 2017, with respect to the consolidated financial statements of Red Rock Resorts, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 2016, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Las Vegas, NV
March 10, 2017